UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2024

CRH public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-32846	98-0366809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stonemason's Way, Rathfarnham, Dublin 16, D16 KH51, Ireland
(Address of principal executive offices)
+353 1 404 1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of €0.32 each	CRH	New York Stock Exchange
6.40% Notes due 2033	CRH/33A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

CRH public limited company (the “Company”) held its 2024 Annual General Meeting on April 25, 2024 (the “2024 AGM”). There were 689,046,699 Ordinary Shares eligible to be voted at the 2024 AGM. 468,065,262 Ordinary Shares were represented in person or by proxy, which constituted a quorum. Shareholders approved Proposals 1(a) through 1(m), 3(b), 4, 5, 6 and 7, respectively. In addition, the shareholders approved, on an advisory basis, Proposals 2 and 3(a).

The final voting results for each matter are as follows:

Proposals 1(a)-(m). By separate resolutions, to re-elect each of the 13 Director nominees:

	Nominees	For	Against	Abstain	Broker Non-Votes
(a)	Richie Boucher	457,500,513	10,103,712	436,932	0
(b)	Caroline Dowling	464,916,027	2,982,108	143,022	0
(c)	Richard Fearon	444,569,991	20,729,941	2,759,549	0
(d)	Johan Karlström	464,618,372	3,274,456	166,653	0
(e)	Shaun Kelly	464,645,925	3,262,270	132,962	0
(f)	Badar Khan	464,701,541	3,165,519	171,176	0
(g)	Lamar McKay	461,348,749	6,341,617	374,718	0
(h)	Albert Manifold	467,107,430	823,367	126,751	0
(i)	Jim Mintern	458,354,971	9,530,898	152,367	0
(j)	Gillian L. Platt	462,696,834	5,202,687	145,587	0
(k)	Mary K. Rhinehart	462,680,364	5,203,650	160,872	0
(l)	Siobhán Talbot	465,180,682	2,744,382	140,198	0
(m)	Christina Verchere	467,233,867	671,130	149,289	0

Proposal 2. To approve, on an advisory basis, the Company’s Executive Compensation for 2023:

For	Against	Abstain	Broker Non-Vote
453,573,682	14,263,941	210,873	0

Proposal 3(a) - (b). By separate resolutions: (a) to ratify, in a non-binding vote, the appointment of Deloitte as the independent registered public accounting firm of the Company; and (b) to authorize, in a binding vote, the Board of Directors to fix the compensation of Deloitte:

	For	Against	Abstain	Broker Non-Vote
(a)	467,729,057	163,633	145,178	0
(b)	467,758,338	89,303	190,541	0

Proposal 4. To renew the annual authority of the Board of Directors to issue Ordinary Shares of the Company:

For	Against	Abstain	Broker Non-Vote
453,599,979	14,269,746	168,248	0

Proposal 5. To renew the annual authority of the Board of Directors to Ordinary Shares of the Company for cash without first offering shares to existing shareholders:

For	Against	Abstain	Broker Non-Vote
411,200,542	56,605,087	252,286	0

Proposal 6. To renew the annual authority of the Board of Directors to make market purchases and overseas market purchases of Ordinary Shares of the Company:

For	Against	Abstain	Broker Non-Vote
466,453,529	970,668	633,498	0

Proposal 7. To determine the price range at which the Company can re-issue Ordinary Shares of the Company that it holds as treasury shares:

For	Against	Abstain	Broker Non-Vote
465,689,285	1,684,129	686,153	0

Item 8.01    Other Events.

On April 25, 2024, the Company released a notification of transactions by persons discharging managerial responsibilities, which is filed as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Notification of CRH public limited company, dated April 25, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 29, 2024

CRH public limited company

/s/ Neil Colgan
By:	Neil Colgan
Company Secretary